Ex. - 10.5
                           BILL OF SALE AND ASSIGNMENT


      THIS BILL OF SALE AND ASSIGNMENT ("Bill of Sale") is effective as of the 3rd day of September, 1999, by and between Residential Mortgage Credit Reporting, Inc., a Missouri corporation ("Seller"), and Factual Data Corp., a Colorado corporation ("Buyer").

                                    RECITALS

      A. Buyer and Seller, among others, entered into an Asset Purchase Agreement of even date herewith, which is incorporated herein by reference ("Agreement"), whereby Seller agreed to sell, transfer, convey, assign and deliver to Buyer all of Seller's right, title and interest under, in and to all of its assets, properties, goodwill and businesses, as the going concern known as Residential Mortgage Credit Reporting, Inc., both tangible and intangible, wherever situated, excluding only the Excluded Assets.

      B. The Shareholders and Board of Directors of Seller have authorized the Agreement and the transfer of the Assets to Buyer pursuant thereto. In order that Buyer shall be in possession of an instrument vesting title in it to the "Assets" (as defined in Section 2), Seller desires to execute and deliver this Bill of Sale.

                                   AGREEMENT:

      NOW, THEREFORE, the parties hereby agree as follows:

      1. Definitions; Construction. Capitalized terms not expressly defined in this Bill of Sale shall have the meaning ascribed to them in the Agreement, and all references to Exhibits and Schedules herein shall be deemed to be those that are part of the Agreement. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      2. Transfer of Assets. Seller hereby sells, transfers, conveys, assigns and delivers unto Buyer, its successors and assigns, all of Seller's right, title and interest under, in and to the assets ("Assets") both tangible and intangible, wherever situated, including the following:

            2.1 Computer Equipment. Seller's computer equipment as identified on Exhibit 2.1.

            2.2  Furniture,   Fixtures  and  Leasehold  Improvements.   Seller's
furniture, fixtures and leasehold improvements described on Exhibit 2.1.

            2.3 Software, Other Licenses and Intellectual Property. All of Seller's software, other licenses and intellectual property material to the operation of the Seller as described on Exhibit 2.1.

            2.4 Executory Contracts. Seller's executory contracts and agreements described on Exhibits 3.16 and 3.20.

            2.5 Inventories. Seller's inventory forms and supplies.

            2.6 Goodwill and Other Intangible Assets. The going concern value and goodwill of Seller as it currently does business. All of Seller's right, title and interest in and to all names, trademarks, service marks, trade names and logos used in connection with the Assets; Seller's telephone numbers; all operating data and the books and records of Seller which pertain to any of the Assets or to sales to customers and from suppliers pertaining to the Assets; and any other books, records or accounts which may be reasonably needed by or reasonably helpful to Buyer in connection with the Assets; provided, that Seller may retain all tax records and shall deliver copies thereof to Buyer, as requested by Buyer.

            2.7 Customer Agreements and Customer Lists. The Seller's customer agreements and customer lists identified on Exhibit 3.19.


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



            2.8 Data and Records. Any and all books and records of Seller relating to or required for the ownership and maintenance of the Assets and the operations of the business.

            2.9 Other Property. All other property and assets owned by Seller with reference to the Assets and used or held in connection with the Assets, whether or not similar to the items specifically set forth above.

            2.10 Accounts Receivable. All billed accounts receivable of the Seller.

      TO HAVE AND TO HOLD the Assets, unto Buyer, its successors and assigns, and for its and their own use, forever.

      3. Attorney-in-Fact. Seller hereby constitutes and appoints Buyer, its successors and assigns the true and lawful attorney-in-fact of Seller, with full power of substitution, to demand and receive from time to time any and all Assets hereby conveyed, transferred, assigned and delivered or intended so to be; to give receipts, releases and acquittances for or in respect of the same or any of Buyer or other item for which Buyer is entitled to payment; to institute and prosecute in the name of Seller or otherwise, but at the expense of and for the benefit of Buyer, and all proceedings which Buyer may deem property in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets; to defend and compromise any and all actions, suits or proceedings in respect of any of the Assets; to do, execute and deliver, or cause to be done, executed and delivered, all acts and documents which may be appropriate, in the discretion of Buyer to collect all credits and benefits which constitute part of the Assets; and to file all instruments and documents and do all acts and things in relation to any of the foregoing as the Buyer may deem advisable. Seller hereby declares that the foregoing powers are coupled with an interest and shall be irrevocable by it in any manner and for any reason.

      4. Further Assurances. Seller hereby covenants and agrees that it will from time to time, at the request of Buyer and without further consideration:

            (a) take such additional actions and duly execute and deliver to Buyer, its successors or assigns, such additional instruments and documents, as may be reasonably required in order to better assign, transfer, vest title or reduce to possession any of the Assets in or to Buyer, its successors and assigns; and

            (b) warrant and defend the title and sale of the Assets hereby transferred unto Buyer against all and every person or entity whatsoever.

      5. Excluded Assets. The Bill of Sale and Assignment does not convey to Buyer any right, title or interest in the following Excluded Assets: cash on hand, cash investments or notes receivable as of the Effective Date of the Purchase Agreement.

      IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of the date first written above.

                        SELLER:     RESIDENTIAL MORTGAGE CREDIT
                                          REPORTING, INC.

                                          By: /s/ Lloyd R. Abrams
                                             Lloyd R. Abrams, Chairman



                        BUYER:      FACTUAL DATA CORP.

                                          By: /s/ J. H. Donnan
                                             J. H. Donnan, President

STATE OF ARIZONA  )
                        ) ss.
COUNTY OF MARICOPA )


      The foregoing instrument was acknowledged before me this 3rd day of September, 1999, by Lloyd R. Abrams, Chairman of Residential Mortgage Credit Reporting, Inc., a Missouri corporation.

      My commission expires:


                                          ------------------------------------
                                          Notary Public


STATE OF COLORADO  )
                        ) ss.
COUNTY OF LARIMER  )


      The foregoing instrument was acknowledged before me this 3rd day of September, 1999, by J.H. Donnan, President of Factual Data Corp., a Colorado corporation.

      My commission expires:


                                          ------------------------------------
                                          Notary Public

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